As filed with the Securities and Exchange Commission on March 30, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FATHOM HOLDINGS INC.
(Exact name of registrant as specified in its charter)

North Carolina	82-1518164
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Regency Parkway Drive, Suite 300
Cary, North Carolina, 27518
(Address of principal executive offices) (Zip Code)

Performance Rights Inducement Awards
(Full title of the plan)

Marco Fregenal
Chief Executive Officer
2000 Regency Parkway Drive, Suite 300
Cary, North Carolina, 27518
Telephone: (888) 455-6040
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Andrew J. Gibbons, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Registration Statement on Form S-8 covers up to 137,614 of shares of Common Stock of Fathom Holdings Inc. (the “Registrant”), issuable pursuant to an inducement award consisting of up to 137,614 shares of the Registrant’s Common Stock subject to performance-based vesting (the “Inducement Grant”). The Inducement Grant was made to Laura Muller as inducement for her acceptance of employment with the Registrant as the President of Fathom Realty, LLC. The Inducement Grant was made outside of the Registrant’s Amended and Restated 2019 Omnibus Stock Incentive Plan, as amended, and any other equity plan established by the Registrant.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 30, 2026; and

(b) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 28, 2020 and as may be amended from time to time.

In addition, documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Fathom Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission on January 17, 2020).

4.2
Articles of Amendment to the Restated Articles of Incorporation of Fathom Holdings Inc., effective July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on August 4, 2020).

4.3	Second Amended and Restated Bylaws of Fathom Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed with the Commission on August 4, 2020).

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1*	Form of Performance Rights Agreement.

107*	Filing Fee Table.

* Filed herewith.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on the 30th day of March, 2026.

FATHOM HOLDINGS INC.

By:	/s/ Marco Fregenal
Marco Fregenal
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Marco Fregenal his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Marco Fregenal	Chief Executive Officer, Director	March 30, 2026
Marco Fregenal	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Scott Flanders	Director	March 30, 2026
Scott Flanders

/s/ Adam Rothstein	Director	March 30, 2026
Adam Rothstein

/s/ David C. Hood	Director	March 30, 2026
David C. Hood

/s/ Stephen Murray	Director	March 30, 2026
Stephen Murray

/s/ Jennifer B. Venable	Director	March 30, 2026
Jennifer B. Venable